Exhibit 99.1
Complete Production Services, Inc. Reports Second Quarter 2011
Earnings of $0.69 Per Diluted Share
Houston—(Business Wire)—July 22, 2011—Complete Production Services, Inc. (NYSE: CPX) today reported second quarter revenue of $552.0 million, an increase of 11% over the first quarter of 2011, Adjusted EBITDA (as defined below) of $149.6 million, an increase of 19% over the first quarter of 2011, operating income of $100.1 million and net income of $54.5 million, or $0.69 per diluted share.
Revenue for the Completion and Production Services segment during the second quarter of 2011 was $491.9 million, an increase of $54.8 million over the prior quarter. Increasing activity in service intensive oil and liquid-rich plays and the deployment of new assets led to growth in all major service lines and more than offset the seasonal impact of the Canadian break-up and other weather related challenges. Adjusted EBITDA for the segment was $144.9 million in the second quarter of 2011, up $23.4 million versus the first quarter of 2011. Adjusted EBITDA margins increased to 29.5% from 27.8% in the first quarter of 2011.
Drilling Services segment revenue was $52.2 million during the second quarter of 2011, an increase of $2.1 million over the first quarter of 2011. Adjusted EBITDA for the segment increased $1.4 million to $13.9 million during the second quarter of 2011.
Compared to the second quarter of 2010, consolidated revenue increased $191.7 million, or 53%, Adjusted EBITDA increased $64.3 million, operating income increased $60.3 million, and net income increased by $38.8 million, or $0.49 per diluted share.
“We delivered another quarter of solid financial performance,” commented Joe Winkler, Chairman and CEO. “In addition to achieving record revenue and EBITDA while overcoming the impact of challenging weather conditions in certain of our operating areas, during the second quarter we:
•	Completed a $15.6 million acquisition of a hydraulic snubbing and production testing business with operations in the Marcellus and Eagle Ford Shales;

•	Invested a total of $93.4 million in capital expenditures, which included the deployment of four large-diameter extended-reach coiled tubing spreads; and

•	Entered into a new five-year $300 million credit facility.”
“Additionally, in early July we successfully deployed our third frac spread in the Eagle Ford Shale and we divested our products business in Southeast Asia for $19.3 million.”
“We continue to invest in our business and execute key initiatives which improve our competitive position and our focus on critical completion and production services within the most active resource plays of North America. The actions we are taking and our position in the markets we serve will allow us to capitalize on activity levels that we believe will remain strong through 2012,” concluded Mr. Winkler.

Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Complete will hold a conference call to discuss second quarter 2011 results on Friday, July 22, 2011 at 11:00 a.m. Eastern Time. To participate in the live conference call, dial (888) 268-4176 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 51812750. The conference call will be available for replay beginning at 2:00 p.m. Eastern Time on July 22, 2011, and will be available until July 29, 2011. To access the conference call replay, please call (888) 286-8010 and use the passcode: 28739479. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking statements include statements regarding future market conditions and the company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry, the uncertainty of near-term and long-term activity levels, general economic conditions in the United States and globally, and other risks described in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation, amortization, impairment charges and non-controlling interest. Adjusted EBITDA is not a substitute for GAAP measures of earnings and cash flow. Adjusted EBITDA is used in this press release because our management considers this measure to be an important supplemental measure of performance and believes it is used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Canaan Factor
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended June 30, 2011 and 2010 and March 31, 2011
And the Six Months Ended June 30, 2011 and 2010
(unaudited, in thousands, except share and per share data)

	Quarter Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2011	2010	2011	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$544,103	$350,905	$487,239	$1,031,342	$652,297
Products	7,864	9,340	7,978	15,842	17,652

	551,967	360,245	495,217	1,047,184	669,949

Cost of services	346,645	223,564	314,522	661,167	430,384
Cost of products	5,335	7,323	5,953	11,288	13,447
General and administrative expense	50,380	44,017	49,351	99,731	84,869
Depreciation and amortization	49,465	45,472	49,148	98,613	90,791

	451,825	320,376	418,974	870,799	619,491

Income before interest and taxes	100,142	39,869	76,243	176,385	50,458

Interest expense	13,681	14,760	14,143	27,824	29,501
Interest income	(132)	(95)	(95)	(227)	(143)

Income before taxes	86,593	25,204	62,195	148,788	21,100

Tax provision	32,088	9,533	23,261	55,349	8,191

Net income	$54,505	$15,671	$38,934	$93,439	$12,909

Basic earnings per share:	$0.70	$0.21	$0.51	$1.21	$0.17

Diluted earnings per share:	$0.69	$0.20	$0.50	$1.18	$0.17

Weighted average shares outstanding:
Basic	77,777	76,036	76,942	77,362	75,869
Diluted	79,187	77,318	78,599	78,895	77,194

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010
(in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)	(unaudited)
Assets:
Cash	$170,554	$126,681
Other current assets	492,038	425,229
Property, plant and equipment, net	1,001,810	956,028
Goodwill	254,996	250,533
Restricted cash (1)	17,000	17,000
Other long-term assets	29,267	25,105

Total assets	1,965,665	1,800,576

Liabilities and stockholders’ equity:
Current liabilities	153,533	148,404
Long-term debt	650,000	650,000
Long-term deferred tax liabilities	234,451	190,422
Other long-term liabilities	6,150	5,916

Total liabilities	1,044,134	994,742

Common stock	778	765
Treasury stock	(7,346)	(1,765)
Additional paid-in capital	684,174	657,992
Retained earnings	219,604	126,165
Cumulative translation adjustment	24,321	22,677

Total stockholders’ equity	921,531	805,834

Total liabilities and stockholders’ equity	$1,965,665	$1,800,576

(1)	Represents funds placed in escrow as a compensating balance for certain potential long-term insurance claim liabilities, effectively cash collateralizing and replacing a letter of credit.

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended June 30, 2011 and 2010, and March 31, 2011
And Six Months Ended June 30, 2011 and 2010
(in thousands, except percentages)

	Quarter Ended
	June 30,		March 31,
	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$491,881	$310,460	$437,087
Drilling services	52,222	40,445	50,152
Products	7,864	9,340	7,978

Total revenues	$551,967	$360,245	$495,217

Adjusted EBITDA: (1)
Completion and production services	$144,931	$84,748	$121,514
Drilling services	13,888	8,663	12,489
Products	1,863	1,250	1,215
Corporate and other	(11,075)	(9,320)	(9,827)

Total	$149,607	$85,341	$125,391

Adjusted EBITDA as a % of Revenue:
Completion and production services	29.5%	27.3%	27.8%
Drilling services	26.6%	21.4%	24.9%
Products	23.7%	13.4%	15.2%
Total	27.1%	23.7%	25.3%

	Six Months Ended
	June 30,	June 30,
	2011	2010
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$928,968	$576,748
Drilling services	102,374	75,549
Products	15,842	17,652

	$1,047,184	$669,949

Adjusted EBITDA: (1)
Completion and production services	$266,445	$142,504
Drilling services	26,376	14,082
Products	3,077	2,812
Corporate and other	(20,900)	(18,149)

	$274,998	$141,249

Adjusted EBITDA as a % of Revenue:
Completion and production services	28.7%	24.7%
Drilling services	25.8%	18.6%
Products	19.4%	15.9%
Total	26.3%	21.1%

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
For the Quarters Ended June 30, 2011 and 2010, and March 31, 2011
And the Six Months Ended June 30, 2011 and 2010
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended June 30, 2011:
Adjusted EBITDA (1)	$144,931	$13,888	$1,863	$(11,075)	$149,607
Depreciation & amortization	43,585	4,790	486	604	49,465

Operating income	$101,346	$9,098	$1,377	$(11,679)	$100,142

Interest expense					13,681
Interest income					(132)
Income taxes					32,088

Net income					$54,505

Quarter Ended June 30, 2010:
Adjusted EBITDA (1)	$84,748	$8,663	$1,250	$(9,320)	$85,341
Depreciation & amortization	39,770	4,644	561	497	45,472

Operating income	$44,978	$4,019	$689	$(9,817)	$39,869

Interest expense					14,760
Interest income					(95)
Income taxes					9,533

Net income					$15,671

Quarter Ended March 31, 2011:
Adjusted EBITDA (1)	$121,514	$12,489	$1,215	$(9,827)	$125,391
Depreciation & amortization	43,257	4,749	542	600	49,148

Operating income	$78,257	$7,740	$673	$(10,427)	$76,243

Interest expense					14,143
Interest income					(95)
Income taxes					23,261

Net income					$38,934

Six Months Ended June 30, 2011:
Adjusted EBITDA (1)	$266,445	$26,376	$3,077	$(20,900)	$274,998
Depreciation & amortization	86,842	9,539	1,028	1,204	98,613

Operating income	$179,603	$16,837	$2,049	$(22,104)	$176,385

Interest expense					27,824
Interest income					(227)
Income taxes					55,349

Net income					$93,439

Six Months Ended June 30, 2010:
Adjusted EBITDA (1)	$142,504	$14,082	$2,812	$(18,149)	$141,249
Depreciation & amortization	79,563	9,102	1,137	989	90,791

Operating income	$62,941	$4,980	$1,675	$(19,138)	$50,458

Interest expense					29,501
Interest income					(143)
Income taxes					8,191

Net income					$12,909

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.